Fixed Income Investor Presentation May 2020 Exhibit 99.1

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations, including the potential effects of the COVID-19 pandemic on our businesses and financial results and conditions. These statements may be identified by such forward-looking terminology as “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: the impact of COVID-19 on the U.S. and the global economies, including business disruptions, reductions in employment and an increase in business failures, specifically among our clients; the impact of COVID-19 on our employees and our ability to provide services to our clients and respond to their needs; potential judgments, claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory and government actions, including as a result of our participation in and execution of government programs related to the COVID-19 pandemic or as a result of our action, or failure to implement or effectively implement, federal, state and local laws, rules or executive orders requiring that we grant forbearances or not act to collect our loans; the impact of forbearances or deferrals we are required or agree to as a result of customer requests and/or government actions, including, but not limited to our potential inability to recover fully deferred payments from the borrower or the collateral; damage verdicts or settlements or restrictions related to existing or potential class action litigation or individual litigation arising from claims of violations of laws or regulations, contractual claims, breach of fiduciary responsibility, negligence, fraud, environmental laws, patent or trademark infringement, employment related claims, and other matters; a prolonged downturn in the economy, mainly in New Jersey, New York, Florida and Alabama, as well as an unexpected decline in commercial real estate values within our market areas; the inability to realize expected cost savings and synergies from the Oritani merger in amounts or in the timeframe anticipated; the inability to retain Oritani customers; higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations and case law; the inability to grow customer deposits to keep pace with loan growth; a material change in our allowance for credit losses under CECL due to forecasted economic conditions and/or unexpected credit deterioration in our loan and investment portfolios; the need to supplement debt or equity capital to maintain or exceed internal capital thresholds; greater than expected technology related costs due to, among other factors, prolonged or failed implementations, additional project staffing and obsolescence caused by continuous and rapid market innovations; the loss of or decrease in lower-cost funding sources within our deposit base, including our inability to achieve deposit retention targets under Valley's branch transformation strategy; cyber-attacks, computer viruses or other malware that may breach the security of our websites or other systems to obtain unauthorized access to confidential information, destroy data, disable or degrade service, or sabotage our systems; results of examinations by the OCC, the FRB, the CFPB and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write-down assets, reimburse customers, change the way we do business, or limit or eliminate certain other banking activities; our inability or determination not to pay dividends at current levels, or at all, because of inadequate earnings, regulatory restrictions or limitations, changes in our capital requirements or a decision to increase capital by retaining more earnings; unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather, the COVID-19 pandemic or other external events; unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, changes in regulatory lending guidance or other factors; and the failure of other financial institutions with whom we have trading, clearing, counterparty and other financial relationships. A detailed discussion of factors that could affect our results is included in our SEC filings, including the “Risk Factors” sections of our Form 10-Q for the quarter ended March 31, 2020 and our Annual Report on Form 10-K for the year ended December 31, 2019. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. This presentation contains supplemental financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) that management uses in its analysis of Valley’s performance. Management believes these non-GAAP financial measures provide information useful to investors in understanding Valley’s underlying operational performance and business and performance trends and facilitate comparisons with the performance of others in the financial services industry. These non-GAAP financial measures should not be considered in isolation or as a substitute for or superior to financial measures calculated in accordance with U.S. GAAP. These non-GAAP financial measures may also be calculated differently from similar measures disclosed by other companies. A reconciliation of the non-GAAP measures used in this presentation to the most directly comparable GAAP measures is provided in the Appendix to this presentation.

Additional Information and Where to Find It This presentation shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the subordinated notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.   The offering of the subordinated notes is being made pursuant to a shelf registration statement (File No. 333-223918) (including base prospectus), filed by Valley with the Securities and Exchange Commission (the “SEC”) on March 26, 2018. Valley has filed a preliminary prospectus supplement dated (which is subject to completion) with the SEC for the offering of the subordinated notes. Before you invest, you should read the base prospectus, the preliminary prospectus supplement and any other documents that Valley has filed with the SEC for more information about Valley and the offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may request copies of the prospectus and the preliminary prospectus supplement by calling Keefe, Bruyette & Woods, a Stifel Company, toll-free at 866-805-4128, by calling Morgan Stanley & Co. LLC toll free at 866-718-1649 or by emailing Piper Sandler & Co. at fsg-dcm@psc.com. Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense.

Preliminary Term Sheet Issuer: Valley National Bancorp (NASDAQ: VLY) Security Offered: Holding Company Fixed-to-Floating Rate Subordinated Debt Due 2030 Expected Ratings 1: BBB / BBB- / BBBH (Kroll Bond Rating Agency / S&P / DBRS) Format: SEC Registered Term: 10 Years Call Date: 5 Years 1 A rating is not a recommendation to buy, sell, or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating. Joint Book-running Managers: Keefe, Bruyette & Woods, A Stifel Company | Morgan Stanley | Piper Sandler Use of Proceeds: General corporate purposes and investments in Valley National Bank as regulatory capital

Experienced Executive Leadership Ira Robbins President & CEO Mr. Robbins has been President and CEO of Valley since 2018 and Chairman since 2019. He was named President in 2017. Mr. Robbins joined Valley in 1996 as part of Valley’s Management Associate Program, and previously served as EVP and Treasurer. Michael D. Hagedorn Senior EVP & CFO Mr. Hagedorn joined Valley in 2019. Previously he served as President and CEO of UMB Bank, NA since 2015. Prior to that, Mr. Hagedorn spent 10 years as CFO and CAO for UMB Financial Corporation. Before joining UMB, Mr. Hagedorn held various leadership positions at Norwest Bank and Wells Fargo. Tom Iadanza Senior EVP & Chief Banking Officer Mr. Iadanza is responsible for commercial and consumer lending, retail banking and Valley’s subsidiaries including Masters Coverage Corp., Hallmark Capital Management, Highland Capital Corp., Agile Premium Finance and Valley Trust. Mr. Iadanza joined Valley through the State Bank acquisition in 2012. Mr. Iadanza previously led metro New York and New Jersey commercial lending for Santander Bank, N.A. and Independence Community Bank Corp. and held various leadership positions at Citibank. Robert J. Bardusch Senior EVP & COO Mr. Bardusch joined Valley in 2016 as EVP and Chief Information Officer, and was promoted to COO in 2018. Prior to joining Valley, Mr. Bardusch served as Chief Information Officer at MVB Financial Corp., and Chief Information Officer of Enterprise Technology and Risk Management Technology for PNC. Melissa F. Scofield EVP & Chief Risk Officer Ms. Scofield joined Valley in 2015. Previously, she served as Assistant Deputy Controller for the OCC in the New York field office. Ms. Scofield was commissioned as a National Bank Examiner in 1989 and spent 34 years in examining and supervisory roles at the OCC. Mark Saeger EVP & Chief Credit Officer Mr. Saeger joined Valley in 2015 as Head of New York Commercial Lending. Prior to joining Valley, Mr. Saeger spent 10 years at Sovereign Bank.

Overview of Valley Company Overview Financial Highlights as of 3/31/20 Ticker: VLY (Nasdaq) Founded: 1927 Bank Operations Headquarters 1: Wayne, NJ Valley operates 235 branches serving northern and central New Jersey, the New York City boroughs of Manhattan, Brooklyn and Queens, Long Island, Florida and Alabama 1 Corporate headquarters: New York, NY 2 Based on VLY closing stock price of $7.96 as of 5/26/20 New Jersey & Metro NYC (177) $1.2B Deposits (as of 3/31/20) $5.4B Deposits (as of 3/31/20) $22.4B Deposits (as of 3/31/20) $3.2 Billion Market Capitalization 2 $39.1 Billion Total Assets $29.0 Billion Total Deposits $30.4 Billion Gross Loans HFI MRQ ROAA: 0.92% MRQ ROATE: 11.8% MRQ Efficiency Ratio: 50.7% MRQ PPNR 3 / Avg. Assets: 1.59% Loans / Deposits:105% Non-accrual Loans / Loans:0.68% 3 PPNR (pre-provision net revenue) is equal to net interest income plus total non-interest income less total non-interest expense; please refer to the Non-GAAP Disclosure Reconciliation on pages 35-37 Florida (42) Alabama (16)

Established business model with a 90+ year track record of success Conservative operating philosophy Profitable since inception Diverse commercially-focused franchise operating in high quality markets Strong management team with skills developed internally and through experience with other large regional banking institutions Improving profitability profile in a challenging environment 49.3% adjusted efficiency ratio 1 for Q1 2020 (50.7% reported); 317 basis points improvement quarter over quarter 1.63% adjusted PPNR / average assets 2 for Q1 2020 (1.59% reported); 14 basis points improvement quarter over quarter Proven credit culture with a history of strong asset quality results 0.68% non-accrual loans / loans for Q1 2020 Peak annual NCOs for non-covered loans 3 / Average Loans of 0.40% during Great Recession (2009) Disciplined M&A strategy with track record of successful integrations Key Investor Highlights Valley is a high-performing institution focused on serving the diverse financial needs of its commercial and retail clients 1 Please refer to the Non-GAAP Disclosure Reconciliation on pages 35-37 2 PPNR (pre-provision net revenue) is equal to net interest income plus total non-interest income less total non-interest expense; please refer to the Non-GAAP Disclosure Reconciliation on pages 35-37 3 Excludes charge-offs related to acquired loans covered by FDIC loss-share agreements

SLIDE 8

Recent History

Conservative Organic Growth and a Disciplined Acquisition Strategy Have Helped Valley Create a Substantial Regional Bank Operating In Some of the East Coast's Most Desirable Markets

2001

- Initiated **New York City** expansion via acquisition of Merchants New York Bancorp, Inc. ($1.4bn assets)

2004

- Crossed $10.0bn asset mark

2005 - 2008

- Additional New Jersey acquisitions: Shrewsbury State Bank ($425mm assets), NorCrown Bank ($622mm assets), and Greater Community Bank ($976mm assets)
- Began de novo expansion into **Brooklyn** and **Queens**

2012

- Acquisition of State Bancorp, Inc. ($1.6bn assets) strategically expanded Valley footprint into desirable **Long Island** markets (Nassau and Suffolk Counties)

2014

- Entered **Florida** market via acquisition of 1st United Bancorp, Inc. ($1.7bn assets)

2015 - 2018

- Additional Florida acquisitions: CNLBancshares, Inc. ($1.4bn assets) and USAmeriBancorp, Inc. ($4.4bn assets)
- Raised $100mm of preferred stock alongside acquisition of USAmeriBancorp, Inc.
- Crossed $20.0bn asset mark in 2015
- Raised $107mm of common equity in 2016
- Ira Robbins assumes roles of President and Chief Executive Officer

2019

- Capital-accretive acquisition of New Jersey-based Oritani Financial Corp. ($4.1bn assets)

Note: Target assets are shown before purchase accounting adjustments

Significant Scale in Attractive Markets 1 Deposit market share rank data per S&P Global Market Intelligence, data as of 6/30/19 as adjusted for acquisitions to the extent discernable. Rank includes banks with less than $100 billion in total assets and US subsidiaries of foreign banks. 2 Includes MSAs with populations greater than 2 million. New York City MSA (New Jersey + New York) Florida New Jersey #1 Deposit Market Share for Regional Banks 1 $18.8B In-market deposits as of 3/31/20 139 branches #1 #2 $645 #3 Deposit Market Share for Regional Banks 1 $22.4B In-market deposits as of 3/31/20 177 branches #9 Deposit Market Share for Regional Banks 1 $5.4B In-market deposits as of 3/31/20 42 Branches #1 #6 Top 15 Regional bank in 3 counties (Passaic, Bergen and Morris) 1 New Jersey rank among states by median HHI (~$87,000) Billion estimated GDP in 2019 3 Regional bank in Tampa MSA 1 Regional bank in Orlando MSA 1 National rank of Tampa, Miami & Orlando for pop. growth since 2010 2 #1 $1.6 $1.8 Largest US metropolitan market Trillion in-market deposits (6/30/19) Trillion estimated GDP in 2018 3 3 Source: Federal Reserve Bank of St. Louis

Comprehensive COVID-19 Response Employees & Operations Business Continuity Plan, daily Pandemic Planning Team meetings, weekly company-wide Town Hall meetings Employees mandated to work from home if possible; ~93% of our non-branch employees are working remotely 34% (80) of our branches are closed, all other branches offering either partial service or full service; Rotating staff “one week in, one week on call” in key areas 1 Paid $1.8 million in bonuses to our hourly ($1,000 each) and part-time ($500 each) associates Valley to incur 100% of COVID-related medical costs (testing and treatment) for covered employees and their families 80 hours of additional paid time for quarantine and sick time; as well as 24 additional hours for childcare arrangements Customers Early communications with customers to understand their concerns and potential needs A team of 500+ Valley employees dedicated to assisting our clients with the Paycheck Protection Program (“PPP”) $2.2 billion SBA-approved loans in PPP Program (phases 1 and 2) 2 Continue to work with clients on payment deferral solutions where appropriate Increased daily debit card limits, waived both overdraft fees and CD withdrawal penalties Proactively built liquidity to ensure we have ample balance sheet resources to meet our customers’ needs Community Community Recovery CD program: Online only 1.15% 12-month CD; Valley will donate $5 of every $1,000 in deposits raised under this campaign to our local communities impacted by COVID Targeting up to $2.5mm of COVID-related community investments under the Community Recovery program $2 million commitment to New Jersey Community Capital’s Garden State Relief Fund further supporting lending to small borrowers who have been negatively impacted by COVID-19 in our New Jersey market Valley has donated $200,000 to 14 food banks across our footprint providing 2 million meals to those in need 1 As of 5/21/2020 2 As of 5/15/2020

Paycheck Protection Program – Phases 1 & 2 500+ Valley employees dedicated to assisting our customers take advantage of Paycheck Protection Program ~80% of SBA-approved borrowers had an existing Valley relationship; however this is an opportunity to prove Valley’s strength to new clients providing future growth opportunities Corresponding increase in deposits upon loan funding, expected to drawdown over time Loans funded by existing low-cost liquidity, however ability to pledge originated loans as collateral to PPP Liquidity Facility to access funding at 0.35% $2.2bn SBA-approved volume ~11,500 SBA-approved loans $194k Average loan size $50k Median loan size 3.1% Average processing fee Information as of 5/15/2020 Totals may not sum due to rounding

1Q20 4Q19 1Q19 1Q20 4Q19 1Q19 Return on Average Assets 0.92% 0.43% 1.40% 0.93% 1.03% 0.93% Efficiency Ratio 50.7% 70.9% 45.3% 49.3% 52.4% 54.8% Pre-Provision Net Revenue 2 ($mm) $151.1 $80.5 $178.5 $155.7 $131.6 $112.1 PPNR / Average Assets 2 1.59% 0.91% 2.21% 1.63% 1.49% 1.39% Diluted Earnings Per Share $0.21 $0.10 $0.33 $0.21 $0.24 $0.22 Reported Adjusted 1 Year-over-year quarterly adjusted pre-provision net revenue growth of +39% Year-over-year quarterly adjusted net income to common growth of +19% despite higher provision Annualized linked quarter organic loan growth of 10% Net interest margin (FTE) increased 11 basis points linked-quarter (9 basis points due to higher loan discount accretion) Linked-quarter adjusted efficiency ratio improvement of 317 basis points 1 Please refer to the Non-GAAP Disclosure Reconciliation on pages 35-37 2 Reported pre-provision net revenue is equal to net interest income plus total non-interest income less total non-interest expense; please refer to the Non-GAAP Disclosure Reconciliation on pages 35-37 1Q 2020 Highlights

Net Interest Income and Margin All metrics are represented on full tax equivalent basis Linked quarter net interest margin positively impacted by deposit cost reductions and higher acquired loan discount accretion Linked quarter net interest income (FTE) growth of 11% driven in part by a full quarter’s impact from Oritani acquisition which closed on December 1, 2019 Net Interest Margin and Profitability Pre-Provision Net Revenue ($mm) 1 PPNR Improvement Relative to Peers 2 Reported 1 Reported pre-provision net revenue is equal to net interest income plus total non-interest income less total non-interest expense; please refer to the Non-GAAP Disclosure Reconciliation on pages 35-37 2 Peers include major exchange traded banks and thrifts with assets $25 billion to $60 billion as of 3/31/2020. Excludes merger targets. 1 Adjusted Year-over-year NII growth of 21% (FTE)

Interest Rate Positioning 1 Represents the estimated cumulative cash flows from dollar value of earning assets that are repricing within one year and the estimated cumulative cash flows from dollar value of interest-bearing liabilities that will reprice within one year based on the balance sheet at 3./31/2020. 2 BCD refers to Brokered Time Deposits. Aggressively reduced non-maturity deposit costs in the quarter Remaining opportunity to reprice CDs lower and mitigate any adverse pressures on asset yields Will take advantage of lower-cost wholesale funding to ladder maturities of liabilities 12-Month Forward Cumulative Cash Flow Gap ($bn) 12-Month Forward Maturity Schedule ($bn) Cumulative Cash Flow Gap (Quarters are not cumulative) 2Q20 3Q20 4Q20 1Q21 Maturing CD Rates 2.10% 1.92% 1.87% 1.49% Maturing Borrowing Rates 0.60% 0.80% 0.85% 1.11% Maturing BCD Rates 1.71% -- 0.43% -- 1 2 $4.5 $2.1 $1.8 $1.6 $6.3 $2.9 $1.1 $1.5

Five Quarter Operating Expense Trends ($mm) Efficiency Ratio (%) 1 1 Please refer to the Non-GAAP Disclosure Reconciliation on pages 35-37 Totals may not sum due to rounding 1Q20 Adjusted Operating Expenses ($mm) 1 Non-Interest Expense and Efficiency 2 1 Includes merger related charges and debt extinguishment Adj. Gross Operating Income Growth vs. Adj. Expense Growth (1Q20 vs. 1Q19) 1 1

1Q20 Adjusted Non-Interest Income ($mm) 1, 2 1Q19 reported non-interest income includes pre-tax gain on sale leaseback of $78.5mm 9% linked-quarter increase in adjusted non-interest income driven by strong swap fee generation Balanced fee income streams represent almost 14% of total revenue without over-reliance on mortgage banking to drive fee income 1 Please refer to the Non-GAAP Disclosure Reconciliation on pages 35-37 2 Adjusted Noninterest Income for Q4 2019 and Q1 2020 reflects an immaterial amount of losses on securities transactions and rounds to the same amount as Reported Noninterest Income for each period Fee Income 1 $41.4mm Non-Interest Income ($mm) 2 2

New Loan Originations ($bn) / Yields vs Portfolio Yields 1 Loan classifications according to call report schedule which may not correspond to classification outlined in earnings release. Loans & Loan Growth 1Q20 Loan Composition 1 $30.4bn Total Loans ($bn) Total CAGR: 19% Organic CAGR: 10% Total Loans by Geography

Relationship-Based Commercial Lending Commercial Loan Balances ($bn) Commercial Loans by Geography Underwriting metrics as of 3/31/2020 CRE C&I Commercial Real Estate Consistent and conservative underwriting across markets Focus on dense, highly-populated markets Granular portfolio with average loan balance of $2.7mm Weighted average DSCR of 1.7x Weighted average LTV of 54% Includes $5.3bn of multi-family loans; majority located in NYC metro area C&I Consistent and conservative underwriting across markets Diverse industry focus Nationwide Businesses: Equipment Financing (Highland Capital) and Premium Finance Weighted average DSCR of 2.1x

COVID-19 Exposed Loan Segments Approximately 70% of at-risk balances are secured by real estate, with a weighted average debt service coverage ratio of 2.0x and LTV at origination of 65% Totals may not sum due to rounding. 1 Borrower industry based on NAICS and SIC codes

Forbearance Detail 1 Reflects residential mortgage loans held in portfolio 2 Expected deferral period not to exceed 6 months Of $3.0 billion commercial loans outstanding where deferrals were approved, $1.6 billion of those balances were approved for principal and interest deferral and $1.0 billion were approved for principal only deferrals Geographic split of commercial deferrals is roughly 2/3rd in NY / NJ and 1/3rd in FL / AL Estimated total deferred payments on commercial loans of $57 million 2 Weighted average LTV at origination on approved commercial deferrals: ~70% ~98% of approved commercial deferrals (excluding taxi medallion) were pass-rated prior to COVID-19 Commercial Insight (deferral information as of 5/6/20)

Taxi Medallion 12/31/19 3/31/20 Related Reserves as a % of Total Exposure 30.9% 51.7% Total Exposure $115 mil $110 mil Taxi medallions as a % of Total Loans 0.39% 0.36% $113 million non-accrual loan increase primarily driven by: PCD re-classification ($74 million) and taxi medallions ($37 million) Asset Quality PCD Loan Re-Classification Net Charge-offs of Non-Covered Loans 1 / Average Loans Relative to Peers 2 (%) Non-Accrual Loans / Loans (%) All medallion loans are now on non-accrual status Taxi Medallion Overview 1 Excludes charge-offs related to acquired loans covered by FDIC loss-share agreements 2 Peers include major exchange traded banks and thrifts with assets $25 billion to $60 billion as of 3/31/2020. Excludes merger targets

CECL Implementation Total Allowance for Credit Losses for Loans ($mm) Day 1 Adjustments 1Q20 provision reflects Moody’s forecasts inclusive of COVID-19 and a shift towards more conservative recession scenarios Day 1 equity reduction of $28mm reflecting CECL allowance for non-PCI loans and unfunded commitments / other (net of $11mm deferred tax asset) $62mm re-classification of fair value mark on acquired PCI loans, no impact on equity Adoption of CECL did not have a material impact on regulatory capital ratios at 3/31/20 Day 2 Adjustments Allowance for Credit Losses for Loans / Total Loans 89 basis points Totals may not sum due to rounding

ACL Roll-Forward with CECL Adoption ACL by Loan Type Utilized a multi-scenario model based on Moody’s economic forecasts to estimate future credit losses Economic Forecast Committee meets regularly to determine which economic scenarios will be incorporated, as well as the relative weightings of these selected scenarios Moody’s projects economic variables under each scenario; based on detailed statistical analysis, management has isolated the variables most closely correlated to historic VLY credit performance, which include: GDP Unemployment (local & national) Case-Shiller Home Price Index Elected to delay the estimated impact of CECL on regulatory capital over a five-year transition period ending 1/1/25 1Q20 incorporates adverse economic forecasts inclusive of COVID-19 and reflects a conservative re-weighting towards recession and prolonged slump scenarios Note: “ACL” = Allowance for Credit Losses Totals may not sum due to rounding

Total Deposits ($bn) and Rate (%) Trends Deposit Composition ($bn) Brokered deposits decreased by $0.9bn Retail time deposits decreased by $0.2bn Noninterest bearing increased by $0.3bn Savings, Now & MMA increased by $0.7bn Total Liabilities 3/31/2020 Deposits & Funding $34.7bn 1 Includes junior subordinated debt. Totals may not sum due to rounding $29.2 $29.0 1 $24.5 $18.2 $17.7 Changes Since 12/31/19 Total CAGR: 16% Organic CAGR: 8%

Liquidity & Securities Liquidity Position & Sources (as of 3/31/2020) Source $bn Cash & Equivalents $1.0 FHLB Borrowing Capacity $3.1 FRB Discount Window Availability $1.6 Unencumbered Securities $1.7 Uncommitted Fed Funds Lines $0.7 Total $8.1 Sophisticated funding expertise with access to diverse liquidity sources including brokered CDs, borrowing lines and PPP Liquidity Fund HTM Securities Portfolio (as of 3/31/2020) $2.3bn AFS Securities Portfolio (as of 3/31/2020) $1.7bn $8.1bn 95% A-rated or better 95% A-rated or better Totals may not sum due to rounding

Equity & Capitalization Book Value and Tangible Book Value per Share 1 Equity Capitalization Level 1 Please refer to the Non-GAAP Disclosure Reconciliation on pages 35-37 2 Assumes $100 million offering of Tier 2 holding company subordinated debt 9% year-over-year tangible book value growth +68b basis point year-over-year increase in TCE / TA (%) Holding Company Capital Ratios 1Q19 4Q19 1Q20 1Q20 Pro Forma 2 Year-over-Year Change Tier 1 Leverage 7.58% 8.76% 8.24% 8.22% +66 basis points Common Equity Tier 1 8.53% 9.42% 9.24% 9.24% +71 basis points Tier 1 Risk-Based 9.38% 10.15% 9.95% 9.95% +57 basis points Total Risk-Based 11.37% 11.72% 11.53% 11.86% +16 / 49 2 basis points

Appendix

Franchise Highlights Scale Across Dynamic East Coast Geographies 1 New Jersey: #1 rank among locally-headquartered regional banks New York City MSA: #3 rank among locally-headquartered regional banks Florida: Top market share positions in Tampa (#7), Miami (#22) and Orlando (#15) Who We Are $39 billion commercial bank operating 235 full-service branches throughout northern New Jersey, New York City, Long Island and Florida High-performing institution with strong asset quality serving the diverse financial needs of our commercial and retail clients Prudent Risk Management & Credit Culture Conservative banking philosophy: 1) rigorous underwriting standards, 2) in-market focus, 3) disciplined M&A and expansion strategy, and 4) constant evaluation of internal processes Risk management culture with robust governance processes and experienced credit personnel History of below-peer credit losses across economic cycles Financial Performance Track record of profitability while supporting ongoing franchise and technology investments Disciplined growth and expense management underpins our 49.3% adjusted efficiency ratio 2 (50.7% reported) Adjusted pre-provision net revenue / average assets 2 increased to 1.63% (1.59% reported) in 1Q20 from 1.39% (2.21% reported) in 1Q19 Executive Management Experienced management team with significant experience at Valley and other regional and universal banking institutions 1 Source: S&P Global Market Intelligence; deposit market share data as of 6/30/2019 2 Reported pre-provision net revenue is equal to net interest income plus total non-interest income less total non-interest expense; please refer to the Non-GAAP Disclosure Reconciliation on pages 35-37

Source: Company filings 1 Efficiency ratio measures total non-interest expense as a percentage of net interest income plus total non-interest income. Historical Financial Highlights

Loan Segment Granularity CRE by Collateral Type (as of 3/31/2020) C&I by Borrower Industry 1, 2 (as of 3/31/2020) 1 Borrower industry based on NAICS and SIC codes 2 Totals may not equal 100% due to rounding Additional ~$500 million of equipment finance loans from Highland Capital subsidiary with primary borrower industries within equipment finance including Industrial, Medical & Dental, and Veterinary CRE is primarily comprised of loans on non owner-occupied investment properties made to sophisticated high net worth borrowers supported by diverse collateral and cash flow sources

SLIDE 31

Proven Acquisition Track Record

Oritani Strategic Rationale

- Bolstered capital (~80bp improvement to TCE / TA in Q4 2019 vs. Q3 2019) to support future growth opportunities, while being neutral to EPS
- Low risk, in-market merger with significant branch overlap (100% overlap within 3 miles)
- Enhanced pro forma profitability metrics
- Added branch density and approximately $2.6 billion in deposits in attractive Bergen County (NJ) market

M&A Track Record & Strategy

10 Acquisitions

Successfully completed since 2005 (including FDIC-assisted transactions)

$15.9 Billion

Total assets acquired including $7.5 billion to build a meaningful Southeastern franchise

- Continue to consider well-structured opportunities to conservatively enhance our franchise and accelerate our strategic initiatives

Year	Target	State	Assets [1]
2019	Oritani Financial Corp.	NJ	$4.1 billion
2018	USAmeriBancorp, Inc.	FL	$4.4 billion
2015	CNLBancshares, Inc.	FL	$1.4 billion
2014	1st United Bancorp, Inc.	FL	$1.7 billion
2012	State Bancorp, Inc.	NY	$1.6 billion
2010	Park Avenue Bank [2]	NY	$0.5 billion
2010	LibertyPointe Bank [2]	NY	$0.2 billion
2008	Greater Community Bancorp	NJ	$1.0 billion
2005	NorCrown Bank	NJ	$0.6 billion
2005	Shrewsbury Bancorp	NJ	$0.4 billion

[1] Target assets are shown before purchase accounting adjustments

[2] Acquired through an FDIC-assisted transaction

Technology Transformation & Digital Trends Differentiated customer experience using leading technology solutions to support the human element of relationship banking. The COVID-19 pandemic and associated lockdowns have further accelerated growing customer preference for digital and mobile delivery channels. Online Banking Sign-Ups Strategic enhancement of digital and mobile capabilities to support changing customer preferences Multi-year technology transformation supported agile and comprehensive COVID-19 response: Enabled 93% of non-retail employees to work from home Internally developed digital application to support Paycheck Protection Program Success Significant increase in commercial bill pay utilization (+64% April vs. March) Continue to assess technology offerings and opportunities to further rationalize real estate needs

Credit Ratings Profile Kroll Ratings 1 Kroll Bond Rating Agency (5/11/2020), S&P Global Ratings (5/5/2020) and DBRS (5/28/2020) Entity Type Rating 1 Outlook Valley National Bancorp       Senior Unsecured Debt BBB+ Stable   Subordinated Debt BBB Stable   Short-Term Debt K2 N/A Valley National Bank       Senior Unsecured Debt A- Stable   Subordinated Debt BBB+ Stable   Short-Term Deposit K2 N/A   Short-Term Debt K2 N/A S&P Ratings Entity Type Rating 1 Outlook Valley National Bancorp       Senior Unsecured Debt BBB Negative   Subordinated Debt BBB- N/A Valley National Bank       Senior Unsecured Debt BBB+ Negative DBRS Ratings Entity Type Rating 1 Outlook Valley National Bancorp       Senior Unsecured Debt A (Low) Negative   Subordinated Debt BBB (High) Negative Preferred Stock BBB (Low) Negative

SLIDE 34

Historical Interest Coverage & Double Leverage

(Dollars in millions)	For the Years Ended				Three Months Ended	
	12/31/16	12/31/17	12/31/18	12/31/19	3/31/20	PF for $100mm Sub Debt Raise 3/31/20 PF [1]
Investment in Bank Subsidiary	$2,491	$2,637	$3,508	$4,570	$4,607	$4,691
Consolidated Equity	$2,377	$2,533	$3,350	$4,384	$4,421	$4,421
Double Leverage Ratio	105%	104%	105%	104%	104%	106% [2]
Interest Coverage						
Earnings:						
Income From Continuing Operations Before Taxes	$233.4	$252.7	$329.7	$456.8	$116.4	$115.1
(+) Interest Expense: Debt	71.2	76.3	111.7	111.1	21.1	22.4
Earnings (Before Long Term Debt Interest)	$304.6	$329.0	$441.4	$567.9	$137.5	$137.5 (A)
(+) Interest Expense: Deposits	77.6	97.8	190.4	311.9	77.3	77.3
Earnings (Before Long Term Debt & Deposit Interest)	382.2	426.8	631.8	879.8	214.8	214.8 (B)
Interest Expense:						
Interest Expense: Debt	71.2	76.3	111.7	111.1	21.1	22.4
Preferred Dividends	7.2	9.4	12.7	12.7	3.2	3.2
Interest Expense, Excluding Interest on Deposits	78.4	85.7	124.4	123.8	24.3	25.6 (C)
Interest on Deposits	77.6	97.8	190.4	311.9	77.3	77.3
Total Interest Expense, Debt and Deposits	156.0	183.5	314.8	435.7	101.6	102.9 (D)
Interest Coverage (Excluding Deposit Interest Expense) - A / C	**3.9x**	**3.8x**	**3.5x**	**4.6x**	**5.7x**	**5.4x**
Interest Coverage (Including Deposit Interest Expense) - B / D	**2.5x**	**2.3x**	**2.0x**	**2.0x**	**2.1x**	**2.1x**

Source: S&P Global Market Intelligence

[1] Assumes offering of $100mm and interest rate of 5.25%, or $5.25mm annually, $2.625mm quarterly

[2] Assumes 85% of the net proceeds from the offering downstreamed to the bank as equity

Non-GAAP Disclosure Reconciliation

Non-GAAP Disclosure Reconciliation

Non-GAAP Disclosure Reconciliation

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